SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 27, 2009

                   Universal Stainless & Alloy Products, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                   000-25032              25-1724540
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(State or other jurisdiction        (Commission           (IRS Employer
of incorporation)                   File Number)          Identification No.)


       600 Mayer Street, Bridgeville, Pennsylvania               15017
    ---------------------------------------------------------   ------------
       (Address of principal executive offices)                 (Zip code)

       Registrant's telephone number, including area code: (412) 257-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01.   Entry into a Material Definitive Agreement.

     On February 27, 2009, Universal Stainless & Alloy Products, Inc. (the "Company") entered into a new credit agreement (the "Credit Agreement") with PNC Bank, National Association, providing for a $12.0 million term loan maturing on February 28, 2014 and a $15.0 million revolving credit facility expiring June 30, 2012. The Credit Agreement replaces the Company's prior credit agreement entered into in June 2005, which was scheduled to expire in June 2009.

     The credit facility established by the Credit Agreement (the "Credit Facility") is unsecured. The interest rate on borrowings under the Credit Facility is based on LIBOR (London Interbank Offered Rates) and is subject to adjustment based upon the Company's maintenance of certain financial ratios. A quarterly nonrefundable commitment fee is payable based upon the unused availability under the revolving credit facility.

     The Credit Agreement contains customary affirmative and negative covenants for credit facilities such as the Credit Facility, including limitations on the Company with respect to indebtedness, liens, investments, mergers and acquisitions, dispositions of assets and transactions with affiliates. The Credit Agreement also provides for customary events of default under the Credit Facility, including failure to pay principal, interest or fees when due, failure to pay other indebtedness, failure to comply with covenants, the fact that any representation or warranty made by the Company is untrue or incorrect in any material respect, commencement of certain insolvency or receivership events affecting the Company and occurrence of a change in control of the Company. Upon the occurrence of an event of default, the commitments of the lender may be terminated, and all outstanding obligations of the Company under the Credit Facility may be declared immediately due and payable.

     The foregoing is a summary of the material terms and conditions of the Credit Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for its year ended December 31, 2008.

     On March 4, 2009, the Company issued a press release regarding the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1.


ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01    Financial Statements and Exhibits

        (d)  Exhibits

        99.1 Press Release dated March 4, 2009


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.


                                  By:  /s/ Richard M. Ubinger
                                  -------------------------------------------
                                  Vice President of Finance,
                                  Chief Financial Officer and Treasurer

Dated:  March 5, 2009